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                                                                   EXHIBIT 4.1.2

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            RESTOR INDUSTRIES, INC.

     RESTOR INDUSTRIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That, the Board of Directors of the Corporation unanimously adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation, as amended, of the Corporation, declaring said amendment to be advisable, and directing that said amendment be presented to the stockholders of the Corporation for consideration at the annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED, that the Corporation's Restated Certificate of Incorporation, as amended, be amended by deleting Article I of the Restated Certificate of Incorporation, as amended, in its entirety and substituting the following in lieu thereof:

     'The name of the Corporation is WORLD ACCESS, INC.' "

     SECOND: That the foregoing amendment was adopted by the stockholders of the Corporation entitled to vote thereon at the Corporation's annual meeting of the stockholders held on May 23, 1996.

     THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, RESTOR INDUSTRIES, INC. has caused this Certificate of Amendment to be signed as of this 19th day of June, 1996.

                                          RESTOR INDUSTRIES, INC.

                                          By:      /s/  STEVEN A. ODOM
                                            ------------------------------------
                                                       Steven A. Odom
                                                   Chairman of the Board
                                                and Chief Executive Officer

Attested by:

       /s/  MARK A. GERGEL
- --------------------------------------
            Mark A. Gergel
         Assistant Secretary